UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2025
 _________________________
OUTFRONT Media Inc.
(Exact name of registrant as specified in its charter)
 __________________________

Maryland	001-36367	46-4494703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

90 Park Avenue, 9th Floor
New York,	New York	10016
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 297-6400
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	OUT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.
On September 24, 2025, OUTFRONT Media Inc. (the “Company”), along with its wholly-owned subsidiaries, Outfront Media Capital LLC and Outfront Media Capital Corporation (together, the “Borrowers”), and the other guarantors party thereto (together with the Company, the “Guarantors”), entered into a credit agreement, dated as of September 24, 2025 (the “Credit Agreement”), with Wells Fargo Bank, National Association, as administrative agent, collateral agent, swing line lender and an L/C issuer, and the other lenders party thereto from time to time, to refinance the Company’s existing senior secured credit facilities (the “Refinancing”).

The Credit Agreement provides for an aggregate borrowing amount of $1.0 billion, consisting of a $500.0 million revolving credit facility (the “Revolving Credit Facility”) and a $500.0 million term loan (the “Term Loan”). The Revolving Credit Facility will mature on September 24, 2030, and the Term Loan will mature on September 24, 2032. The proceeds from the Revolving Credit Facility and the Term Loan will be used to repay in full all outstanding obligations under the Company’s existing senior secured credit facilities, to pay fees and expenses in connection with the Refinancing, to repay all or a portion of the outstanding borrowings under the Company’s accounts receivable securitization facility, and for general corporate purposes.

Borrowings under the Revolving Credit Facility and the Term Loan bear interest at a rate equal to SOFR (as defined in the Credit Agreement) or the Base Rate (as defined in the Credit Agreement) plus an applicable margin ranging from 1.25% to 1.75% for SOFR borrowings (or 1.00% less for Base Rate borrowings) of the Revolving Credit Facility and from 1.75% to 2.00% for SOFR borrowings (or 1.00% less for Base Rate borrowings) of the Term Loan, subject to adjustments based on the Company’s Consolidated Net Secured Leverage Ratio (as defined in the Credit Agreement) or the Company’s credit ratings, respectively.

The Revolving Credit Facility and the Term Loan are senior secured obligations of the Borrowers, are guaranteed on a senior secured basis by the Guarantors, and are secured by liens on substantially all of the assets of the Borrowers and the Guarantors.

The Credit Agreement contains customary affirmative and negative covenants, subject to certain exceptions, including but not limited to those that restrict the Company’s and its subsidiaries’ abilities to (i) pay dividends on, repurchase or make distributions in respect to the Company’s or its wholly-owned subsidiary, Outfront Media Capital LLC’s, capital stock or make other restricted payments other than dividends or distributions necessary for us to maintain our real estate investment trust status and/or avoid incurring taxes, subject to certain conditions and exceptions, (ii) enter into agreements restricting certain subsidiaries’ ability to pay dividends or make other intercompany or third-party transfers, and (iii) incur additional indebtedness or grant additional liens. The Revolving Credit Facility also requires that we maintain a Consolidated Net Secured Leverage Ratio of no greater than 4.5 to 1.0 (subject to potential acquisition-related adjustments).

The Credit Agreement also contains customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, failure to pay certain judgments, certain events of bankruptcy and insolvency, and certain failures or repudiations of guarantees. An event of default under the Credit Agreement will allow either the lenders to accelerate, or in certain cases, will automatically cause the acceleration of, the outstanding amounts due under the Revolving Credit Facility and/or the Term Loan.

The foregoing description of the Credit Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 24, 2025, the Company granted a one-time long-term equity incentive award to Matthew Siegel, the Company’s Executive Vice President and Chief Financial Officer, in the amount of $400,000 and in the form of a performance-based restricted share unit award tied to the Company’s common stock price performance over a three-year period (the “One-Time Performance Award”). If the performance conditions are satisfied, the One-Time Performance Award will cliff vest on the earlier of the third anniversary of the grant date and the date on which Mr. Siegel’s employment is terminated by the Company without “Cause” or by him for “Good Reason” (as those terms are each defined in his employment agreement). The terms and conditions of the One-Time Performance Award are set forth in the OUTFRONT Media Inc. Amended and Restated Omnibus Stock Incentive Plan and the related equity award terms and conditions, and are substantially similar to the terms and conditions of the one-time performance award granted to the Company’s Chief Executive Officer, which was previously disclosed in the Company’s Current Report on Form 8-K filed on August 21, 2025.

Item 9.01	Financial Statements and Exhibits.
    (d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Credit Agreement, dated as of September 24, 2025, by and among Outfront Media Capital LLC, Outfront Media Capital Corporation, the guarantors party thereto, Wells Fargo Bank, National Association, and the other lenders party thereto from time to time.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit Number	Description

10.1
Credit Agreement, dated as of September 24, 2025, by and among Outfront Media Capital LLC, Outfront Media Capital Corporation, the guarantors party thereto, Wells Fargo Bank, National Association, and the other lenders party thereto from time to time.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTFRONT MEDIA INC.

By:	/s/ Matthew Siegel
	Name:	Matthew Siegel
	Title:	Executive Vice President and
Chief Financial Officer

Date: September 24, 2025